RESTATED BYLAWS

                               OF

                         SHOWBOAT, INC.


                            ARTICLE I
                             OFFICES

     1. The principal office shall be in the City of Las Vegas, County of Clark, State of Nevada, and the name of the resident agent in charge thereof is H. Gregory Nasky, Esq. [Amended May
15, 1973]

     2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                           ARTICLE II
                     STOCKHOLDERS' MEETINGS

1.   Annual Meetings.
     All meetings of the stockholders for the election of Directors shall be held at the office of the corporation in Las Vegas, Nevada, or as may be specified in the notice or waiver of notice of meeting. Meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.   Time of Annual Meeting.
     An annual meeting of stockholders shall be held on the fourth Tuesday in April each year if not a legal holiday, and if a legal holiday then on the next secular day following, at ten o'clock a.m., or the annual meeting of shareholders may be held on such other date and time as may be set by the Board of Directors from time to time. The stockholders shall elect by a majority vote a Board of Directors and they may transact such other business as may properly be brought before the annual meeting. [Amended February 27, 1990]

3.   Notice of Annual Meeting.
     Written  or  printed notice of the annual meeting  shall  be served  upon  or  mailed  to each stockholder  entitled  to  vote
thereat  at  such  address  as  appears  on  the  books  of   the
corporation, at least ten days prior to the meeting.

4.   List of Stockholders.
     At least ten days before every election of Directors, a complete list of the stockholders entitled to vote at said election with the address of each and the number of voting shares held by each, shall be prepared. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present. [Amended August 17, 1982]

5.   Special Meetings.
     Special meetings of the stockholders for any purpose or purposes may be called by the President, or by the President or Secretary upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the Directors or by resolution of the Directors. [Amended October 5, 1995]

6.   Notice of Special Meetings.
     Written   or   printed  notice  of  a  special  meeting   of
stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten days before such meeting. In addition to the notice of any specific matters to be considered by the stockholders at any special meeting, there may also be included in said notice a reference to the fact that other matters may be considered at said meeting.

7.   Business at Special Meeting.
     Business transacted at all special meetings shall be confined to the objects stated in the call. In addition to the business to be transacted at said special meetings as specified in the notice thereof, there may be considered and acted upon at said meeting any other business which may come before the meeting if the notice thereof so specifies.

8.   Quorum.
     The holders of fifty per cent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

9.   Action of Stockholders.
     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

10.  Voting.
     At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of Directors.

11.  No Action By Written Consent in Lieu of Meeting.
     No action may be taken by Stockholders by written consent in lieu of a meeting. [Amended October 5, 1995]

12.  Stock Ledger.
     The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by section 4 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders. [Amended October 5, 1995]

13.  Conduct of Meetings of Stockholders.
     The meetings of stockholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the chairman of the meeting, and there shall be no appeal from any ruling of the Chairman of the meeting with respect to procedure or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman of the meeting shall have the absolute power to determine appropriate rules or dispense with theretofore prevailing rules. The Chairman of the Board or his designee shall serve as Chairman of the meeting and preside at the meeting. Without limiting the foregoing, the following rules shall apply:

          (a)  Within  his  sole  discretion, the Chairman of the
meeting  may  adjourn  such  meeting  by  declaring  such meeting
adjourned.   Upon his doing so, the  meeting shall be immediately
adjourned.

          (b) The Chairman of the meeting may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

          (c) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion. The Chairman may propose any motion for vote.

          (d) The Chairman of the meeting may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions or any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and limits as to the subject matter and timing of questions and remarks by stockholders. [Amended December 22, 1987]

14. Advance Notice of Stockholder/Proposed Business at any Meeting of Stockholders.
     To be properly brought before any meeting of the stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, including (without limitation) requirements imposed by Federal Securities Laws pertaining to proxies, for business to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, at least seventy five (75) days prior to the meeting, provided, however, that in the event that less than ninety (90) days' notice or prior public disclosure of the date of. any annual meeting of stockholders is given or made to stockholders by the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before any meeting of the stockholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this
Article  II, Section 14, provided, however, that nothing in  this
Article II, Section 14 shall be deemed to preclude discussion by any stockholder as to any business properly brought before any meeting.

     The Chairman of the meeting shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. [Amended December 22, 1987]

                           ARTICLE III
                            DIRECTORS

1.   Number, Term, Quorum.
     Effective February 25, 1993, the number of directors which shall constitute the whole Board shall be nine (9). All directors of the corporation shall be of full age and at least one of whom shall be a citizen of the United States. The number of Directors which shall not be less than three (3), may be decreased from time to time by amendment to the Bylaws and in such event thereafter may be increased to not more than twelve
(12) from time to time by amendment to the Bylaws. Directors need not be stockholders or residents of Nevada. [Amended February 25, 1993]

          (a) Beginning with the 1993 annual meeting of stockholders, there shall be three (3) categories of Directors and the categories of Directors shall be entitled "A," "B,"
and "C," respectively. Each category of Directors shall be elected for the following term of office and each category shall consist of the following number of Directors.


                                           NUMBER OF
       CATEGORY         TERM               DIRECTORS

          A           Three (3) years       Two (2)
          B           Three (3) years       Four (4)
          C           Three (3) years       Three (3)



          Each category of Directors the term of which expires at said annual meeting shall thereafter be elected for three (3) year terms. [Amended February 25, 1993]

          (b) Each category of Directors shall be elected at the annual meeting of stockholders for the year in which the term of each respective category expires. Each Director shall be elected to serve until the successor shall have been elected or qualified, provided that in the event of failure to hold the annual meeting or to hold such election at such annual meeting, it may be held at any special meeting of the stockholders called for that purpose.

          (c) The majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof may be given other than by announcement at the meeting which shall be so adjourned.

          (d) The Directors of the corporation shall at each annual meeting or any subsequent special or regular meeting, elect from among their number a Chairman and a Vice-Chairman of the Board of Directors to serve until the next annual meeting of the Board of Directors or until their successors are named at a regular or special meeting. The duties of the Chairman and of the Vice-Chairman of the Board are set out in Article V. [Amended August 18, 1983]

           (e) Directors of the Company who have served as directors for ten (10) or more years are eligible to be appointed upon their retirement or resignation as a director emeritus. Directors emeritus shall stand for reappointment each year at the Annual Organizational Meeting of the Board for up to five (5) years. They shall serve in an advisory capacity to the Board, be invited to each regular meeting of the Board, and enjoy such other privileges, other than the right to vote, as the Board shall from time to time determine. [Amended January 21, 1986]

2.   First Meeting.
     The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business. If a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the Directors.

3.   Regular Meetings.
     Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Nevada, as shall from time to time be determined by the Board.

4.   Special Meetings.
     Special meetings of the Board of Directors may be called by the Chairman of the Board, Vice Chairman of the Board, the President or any four (4) Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director not less than 48 hours before the date of the meeting, by telephone or telegram on at least three (3) hours notice. [Amended December 22, 1987]

5.   Place of Meeting.
     The Board of Directors may hold its meetings, regular or special, within or without the State of Nevada, at such place as is indicated in the notice or waiver of notice thereof.

6.   Election of Officers.
     The officers of the corporation shall be elected by the Board of Directors at its first meeting after the election of Directors each year. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers of the corporation.

7.   Authority.
     The Board of Directors shall have entire charge of the property, interests, business and transactions of the corporation, with full power and authority to manage and conduct the same; and, subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, may exercise all the powers of the corporation.

8.   Compensation.
     Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

9.   Removal of Directors.
     Any Director may be removed at any time, upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding voting shares of the corporation, at a special meeting of stockholders called for such purpose, and the term for which any Director shall be elected shall be subject to this provision. [Amended by shareholders April 26, 1988]

10.  Resignations and Filling of Vacancies.
     Any Director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

11.  Eligibility of Directors.
     No director is eligible to continue to serve as a director of the corporation who is required under Nevada gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada gaming authorities or who is required under New Jersey gaming laws to be qualified to serve as a director and who is not found qualified or whose qualification is suspended or revoked by New Jersey gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director's eligibility under the laws and gaming regulations of the States of Nevada or New Jersey. [Amended August 25, 1987]

     If the office of any Director or Directors becomes vacant by reason of death, resignation or retirement, disqualification, removal from office or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor or successors, who shall hold office until the next Annual Meeting of Stockholders, at which time election shall be had to elect a Director to serve until the expiration of the term or terms of such Director or Directors for which the vacancy occurred. [Amended September 20, 1983, retroactive to August 18, 1983]

12.  Nomination of Directors.
     Only persons who are nominated in accordance with the procedures set forth in this Section 12 of Article III shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 12 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person's notice of nomination shall be delivered to or mailed and received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year's Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year's proxy materials in the event of an election at an Annual Meeting. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy five (75) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than ninety (90) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address, residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (b) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. [Amended December 22, 1987]

                           ARTICLE IV
                           COMMITTEES

1.   Executive Committee.
     The Board of Directors may appoint from among its members an Executive Committee of not less than two members, one of whom shall be the President and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

2.   Other Committees.
     The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of such committee appointed by the Board of Directors.

3.   Rules of Procedure.
     A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

     [Article IV amended in its entirety October 20, 1970]

                            ARTICLE V
                OFFICERS AND DEFINITION OF DUTIES

1.   Officers.
          (a) The general officers of the corporation shall consist of a Chairman and a Vice-Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as may from time to time be elected or appointed by the Board. Any two or more of said offices may be held by the same person, except the offices of Chairman and Vice-Chairman of the Board of Directors
and the offices of President and Secretary.   All officers  shall
be subject to removal or suspension at any time by the affirmative vote of at least a majority of the entire Board of Directors. [Amended October 20, 1970]

          (b) The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman and a Vice-Chairman of the Board of Directors from among its number, and shall also choose a President, one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors. [Amended October 20, 1970]

          (c) The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          (d) The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

          (e) Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President. Any such resignation shall take effect at the date of receipt of such notice, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

2.   Chairman and Vice-Chairman of the Board.
          (a) The Chairman of the Board shall preside at all meetings of the stockholders of the corporation and of the Board of Directors, and shall be responsible to the Board for presentation at each Board meeting of proper informative reports by the President, the Treasurer, the Secretary, the Chairman of the Executive Committee, and the Chairman of any special committee of the Board. He shall be responsible for presentation of any proposed changes in the major policies of the corporation to the Board of Directors for action. He shall appoint, subject to the approval of the Board of Directors, or recommend to the Board for appointment, all members of committees of the Board of Directors.

          He shall have authority to  sign  contracts  and  other
documents  within  the  ordinary  scope  of  the  business or  as
specifically  authorized  by  the  Board  of  Directors  or   the
Executive Committee.

          He may, by mutual agreement with the President, assume additional specific executive duties, and such agreement when made shall continue during the term of their respective offices unless such agreement is dissolved by mutual consent.

          (b) The Vice-Chairman of the Board shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

3.   Chairman of the Executive Committee.
     The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. [Amended October 20, 1970]

4.   The President.
     The President shall have the general powers and duties of supervision and management usually vested in the office of a president of a corporation. He shall carry into effect all orders and resolutions of the Board of Directors or of the Executive Committee. He shall have authority to execute all contracts and other documents within the ordinary scope of the business or as specifically authorized by the Board of Directors or by the Executive Committee. He shall also submit a complete and detailed report of the operations of the corporation for its fiscal or calendar year, and this report shall also be submitted to the stockholders at their annual meeting. The President shall also from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. [Amended September 20, 1983, retroactive to August 18, 1983]

5.   The Chief Executive Officer.
     The Chief Executive Officer shall be the chief policy-making officer of the corporation and shall be the supreme officer of the corporation in the general supervision, direction and active management of the business of the corporation. [Amended Septem ber 20, 1983, retroactive to August 18, 1983]

6.   The Chief Operating Officer.
     The Chief Operating Officer shall be the officer of the corporation charged with supervision and management of the daily operations of the corporation in support of the Chief Executive Officer. [Amended September 20, 1983, retroactive to August 18, 1983]

7.   The Vice-Presidents.
     Each Vice-President shall perform such duties and have such powers and designations as may from time to time be prescribed by the Board of Directors or be delegated to him by the President.

     One  or more Vice-Presidents may be designated "Senior Vice-
President."

     One  or  more  Vice-Presidents may be designated  "Executive
Vice-President."

     One Vice-President may be designated "Vice-President/ Finance." The Vice-President/Finance shall be in charge of finances, securities, accounting and claims, with administrative supervision and control over the Secretary and the Treasurer and their departments. [Amended May 17, 1990]

8.   The Secretary and Assistant Secretaries.
     The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     The   Assistant  Secretaries  shall,  in  the   absence   or
disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

9.   The Treasurer and Assistant Treasurers.
     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such dis bursements, and shall render to the President and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed each year) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                           ARTICLE VI
                              STOCK

1.   Certificates of Stock.
     The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock. The signature of any officer authorized to sign certificates of stock of the corporation may be by a facsimile thereof in such method and under such circumstances as may be approved by the Board of Directors from time to time. If any stock certificate is signed by a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any such officer may be by a facsimile.

2.   Transfer of Stock.
     Upon surrender to the corporation or to the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

3.   Record Date.
     The Board of Directors may fix in advance a date not exceeding 60 days nor less than 10 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. [Amended October 5, 1995]

4.   Registered Stockholders.
     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

5.   Lost Certificates.
     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

6.   Dividends.
     Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                           ARTICLE VII
                          MISCELLANEOUS

1.   Corporate Seal.
     The corporate seal shall have inscribed thereon the name  of
the  corporation, and the words "Corporate Seal,  Nevada".   Said
seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

2.   Fiscal Year.
     The fiscal year of the corporation shall commence January  1 and end December 31 next following.  [Amended August 25, 1987]

3.   Checks, Drafts, Notes.
     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

4.   Control of Stock and Securities.
     All shares of stock, bonds, obligations, certificates of indebtedness and other securities of any corporation or
association   owned  by  the  corporation  shall,   so   far   as
practicable, or unless otherwise ordered by the Board of Directors or the Executive Committee thereof, be registered in the name of the corporation, and shall be kept with such depository as the Board of Directors or the Executive Committee thereof may from time to time designate.

     The Treasurer or an Assistant Treasurer of the corporation shall be authorized to collect and receive on behalf of the corporation all money dividends paid on shares of stock owned by it, and all moneys becoming due, whether for principal or interest, upon all bonds, obligations, certificates of indebtedness, or other securities owned by the corporation, and shall deposit all amounts so collected to the credit of the corporation in depositories designated by the Board of Directors or the Executive Committee thereof, and shall make such reports and statements from time to time as may be required by the Board of Directors, the Executive Committee or the President.

     The right to vote upon shares of stock at any time owned by the corporation or in any other way to exercise the rights of ownership of or in respect to any such shares, or of or in respect to any bonds, obligations, certificates of indebtedness or other securities owned by the corporation (except to collect and receive money dividends upon stock and moneys becoming due upon bonds, obligations, certificates of indebtedness or other securities) is vested exclusively in the Board of Directors or the Executive Committee thereof, their nominees or appointees, and shall be exercised only pursuant to resolutions adopted by the Board or by the Executive Committee or by some person or persons designated by like resolutions. Provided always, that nothing herein shall be deemed or construed to impair the normal and regular course of business in respect of such stock, bonds, issues, securities, trust receipts or other evidence of indebtedness as authorized in the Certificate of Incorporation.

5.   Notice and Waiver of Notice.
     Whenever any notice is required by these Bylaws to be given it shall not be deemed or construed to mean personal notice unless expressly stated; and any notice so required shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as shown on the records of the corporation, with postage prepaid. Any notice required to be given under these Bylaws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. No failure of or irregularity of notice of any annual meeting of stockholders shall invalidate such meeting or any proceeding thereat.

6.   Disqualified Security Holders.
     Pursuant to the requirements of Section 82(d)(7) of the New Jersey Casino Control Act (N.J.S.A. 5:12-82(d)(7)) (the "Act"), if this corporation becomes, and so long as it remains, either a holding company or intermediary company as to the holder of a casino licensee, all securities of this corporation shall be held subject to the condition that if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the Act, such holder shall dispose of his interest in this corporation. [Amended March 19, 1985]

7. Liability for Gaming License Fees and Investigation Costs. In the event that any person or entity is required by the
New Jersey Casino Control Commission ("New Jersey Commission") to be found qualified pursuant to the New Jersey Casino Control Act (the "New Jersey Act") or by the Nevada Gaming Commission or Nevada Gaming Control Board (collectively the "Nevada Commission") pursuant to the Nevada Gaming Control Act ("Nevada Act") by virtue of his, her or its beneficial ownership of securities of the Company, such person or entity shall indemnify the Company against all license fees, investigation costs and all expenses and charges related thereto, which are billed to the Company or any of its affiliates or subsidiaries by the New Jersey Commission or New Jersey Division of Gaming Enforcement or Nevada Commission on account of the processing and/or inves tigation of the application of such person or entity (and individuals or affiliates associated therewith) for quali fication, suitability or licensing. The required sums shall be paid to the Company (or directly to the New Jersey Commission or Nevada Commission, or both at the Company's option) within fifteen days of demand by the Company. The requirement of indemnification shall not apply to natural persons who are officers, directors or key employees of the Company at the time the New Jersey Commission or the Nevada Commission or both determines that qualification, suitability or licensing of said person as a security holder is required, so long as such officers, directors or key employees of the Company continue to serve in such position and capacity. [Amended December 22, 1987]

                          ARTICLE VIII
                         INDEMNIFICATION

     [Amended May 26, 1992]

1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.
     Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, adminis trative or investigative (except an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, legal spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction) of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer (including the legal spouse of such director or officer), employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. The indemnification of a legal spouse of a director or officer shall not extend to any claim for any actual or alleged wrongful act of the spouse, but shall apply only to actual or alleged wrongful acts of a director or officer as provided in this Article VIII.

2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.
     Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, legal spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer (including the legal spouse of such officer or director), employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The indemnification of a legal spouse of a director or officer shall not extend to any claim for any actual or alleged wrongful act of the spouse, but shall apply only to actual or alleged wrongful acts of a director or officer as provided in this
Article VIII.

3.   Authorization of Indemnification.
     Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, legal spouse of a director or officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding,
(iii)  if such a quorum of disinterested directors so orders,  or
(iv) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he (including the legal spouse of such director or officer) shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such defense, without the necessity of authorization in the specific case.

4.   Good Faith Defined.
     For  purposes of any determination under Section 3  of  this
Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

5.   Indemnification by a Court.
     Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, legal spouse of a director or officer, employee or agent may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, legal spouse of a director or officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this
Section 5 shall be given to the Corporation promptly upon the filing of such application.

6.   Expenses Payable in Advance.
     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, legal spouse of a director or officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

7.   Non-exclusivity and Survival of Indemnification.
     The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Nevada, or otherwise. The indemnification provided by this Article VIII shall continue as to a person who has ceased to be a director, officer (including the legal spouse of such director or officer), employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

8.   Insurance.
     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, legal spouse  of  a  director  or officer, employee  or  agent  of  the
Corporation, or is or was serving at the request of the Corporation as a director, officer (including the legal spouse of such director or officer), employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

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

                           ARTICLE IX
                       AMENDMENT OF BYLAWS

     1. These Bylaws may be amended, repealed or altered, in whole or in part, at any regular meeting of the Board of Directors or at any special meeting, provided the substance of the proposed amendment or amendments shall have been stated in the notice thereof, by a majority of the Board of Directors at such duly constituted meeting.

     2. The Bylaws may be amended, repealed or altered, in whole or in part, upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding voting shares of the corporation. [Amended by shareholders April 26, 1988]

     * * * * *

     The undersigned as Secretary does hereby certify that the foregoing is a true and correct copy of the Restated Bylaws of Showboat, Inc. as amended at a regular meeting of the Board of Directors held on the 5th day of October, 1995.

     DATED this 24th day of October, 1995.



                              SHOWBOAT, INC.

                              By /s/ H. Gregory Nasky
                              H. Gregory Nasky
                              Its Secretary


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